Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference, in this Registration Statement on Form S-8 of our report dated March 11, 2022, with respect to the consolidated financial statement of Capricor Therapeutics, Inc. and Subsidiary appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Rose, Snyder & Jacobs LLP

Rose, Snyder & Jacobs LLP

Encino, California

January 30, 2023